Exhibit 99.1

4Front Ventures Corp. Expands Brand Portfolio and California Reach, Closes Accretive Acquisition of Island Cannabis Co.

Acquisition combines premier California brand with 4Front's state-of-the-art Commerce, California manufacturing facility

PHOENIX, April 26, 2022 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (QTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated, multi-state cannabis operator and retailer, announced it has closed on the purchase of Island Global Holdings, Inc. ("Island"), a California based producer of pre-rolls, flower and concentrate products (the "Transaction"). The Transaction was first announced in the Company's press release dated March 30, 2022.

The Acquisition of Island adds new high-quality products to 4Front's growing brand portfolio, including diverse lines of pre-rolls, flower and infused products with a strong following from local California consumers. Importantly, Island Founder and CEO, Ray Landgraf, Island COO, Brandon Mills, and the Island leadership team join 4Front's management team as a result of the Transaction.

"We are thrilled to announce the completion of our acquisition of Island," said 4Front CEO Leo Gontmakher. "As one of the most competitive cannabis markets in the world, California remains a key part of our strategy long-term. The team at Island has spent years perfecting their brand and building a loyal following among its customers. Now able to integrate with the 4Front platform, we intend to scale the Island brand deeper into the California market, and into our other geographies in the near future."

"The entire 4Front team and I welcome Island to our family. Ray, Brandon and the rest of the team bring deep operational experience in California that will prove integral to our business moving forward. As we aim to become one of the top high-quality cannabis producers and price leaders in one of the largest and most competitive cannabis marketplaces in the world, we expect to explore additional strategic acquisitions over the coming months."

About Island Cannabis Co.

Island Global Holdings Inc. (dba Island Cannabis Co.) is a producer of pre-rolls, flower and concentrate products. Island has operations throughout California, including Santa Cruz and Monterey Counties. With a world class team devoted to the most innovative, socially responsible and sustainable cultivation practices, Island's products are known throughout California to be of the highest quality, freshness and consistency. Island products are available in over 150 stores across California.

More information about Island Cannabis Co. and its products can be found at www.island.co.

About 4Front Ventures Corp.

4Front is a national, vertically integrated multi-state cannabis operator who owns or manages operations and facilities in strategic medical and adult-use cannabis markets, including California, Illinois, Massachusetts, Michigan and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1,800 products, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/ and www.4frontca.com

Forward Looking Statements

Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed here and elsewhere in 4Front Ventures' periodic filings with securities regulators. When used in this news release, words such as "will, could, plan, estimate, expect, intend, may, potential, believe, should," and similar expressions, are forward-looking statements.

Forward-looking statements may include, without limitation, statements related to future developments and the business and operations of 4Front Ventures, statements regarding when or if transactions will close or required conditions to closing will be attained, statements regarding future financial performance of the Company, statements regarding commencement and completion of construction of facilities and distribution of product, the availability of financing, the accretive nature of transactions, the ability to enter into definitive agreements for funding and acquisition opportunities, the impact of the transactions on the current and future business of 4Front and other statements regarding future developments of the business. Although 4Front Ventures has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those contained in the forward-looking statements, there can be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended, including, but not limited to: dependence on entering into definitive agreements and satisfying closing conditions, obtaining regulatory approvals; and engagement in activities currently considered illegal under U.S. federal laws; change in laws; limited operating history; reliance on management; the impact of Covid-19; requirements for additional financing; competition; hindering market growth and state adoption due to inconsistent public opinion and perception of the medical-use and adult-use marijuana industry; and regulatory or political change.

There can be no assurance that such information will prove to be accurate or that management's expectations or estimates of future developments, circumstances or results will materialize. As a result of these risks and uncertainties, the results or events predicted in these forward-looking statements may differ materially from actual results or events.

Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this news release are made as of the date of this release. 4Front Ventures disclaims any intention or obligation to update or revise such information, except as required by applicable law, and 4Front Ventures does not assume any liability for disclosure relating to any other company mentioned herein.

4Front Investor Contacts:
Andrew Thut
Chief Investment Officer
IR@4frontventures.com

Brian Pinkston
MATTIO Communications

brian@mattio.com

703-926-9159

Media Contact:
Ellen Mellody

MATTIO Communications
ellen@mattio.com

570-209-2947